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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 2, 2001 relating to the consolidated financial statements which appear in the Annual Report on Form 20-F for the year ended December 31, 2002 of Unibanco - Uniao de Bancos Brasileiros S.A. and Unibanco Holdings S.A. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Information - US GAAP Presentation" in such Registration Statement.

/s/  PricewaterhouseCoopers

PricewaterhouseCoopers
Auditores Independentes



Sao Paulo, Brazil
August 7, 2003